Exhibit 99.1

Farmland Partners Inc. Reports Full Year 2024 Results

Significant Reduction in Leverage and over 80% increase in AFFO per Share Year over Year

DENVER, February 19, 2025 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the year ended December 31, 2024.

Selected Highlights

During the year ended December 31, 2024, the Company:

●	recorded net income of $61.5 million, or $1.19 per share available to common stockholders, compared to $31.7 million, or $0.55 per share available to common stockholders for the same period in 2023;
●	recorded AFFO of $14.1 million, or $0.29 per share, compared to $8.1 million, or $0.16 per share, for the same period in 2023;
●	completed 54 farm dispositions for $312.0 million in aggregate consideration and total gain on sale of $54.1 million, including $2.1 million in connection with properties sold in 2023 for which the gain was deferred;
●	completed acquisitions of four properties for total consideration of $17.9 million;
●	repurchased 2,240,295 shares of its common stock at a weighted average price of $12.25 per share;
●	decreased total indebtedness by $158.5 million (repaid $189.4 million of debt with a weighted average interest rate of 5.77% in the fourth quarter of 2024), eliminating the Company’s exposure to floating rate debt and positioning the Company for approximately $10.9 million of projected annual interest savings going forward;
●	decreased debt as a percentage of gross book value from 36.3% as of December 31, 2023 to 27.2% as of December 31, 2024 and decreased the ratio of total debt to EBITDAre from 11.5 to 6.3 year over year;
●	increased total operating revenues by $0.1 million, or 1.3%, despite a decrease in average gross book value of real estate from $1.05 billion to $0.87 billion from 2023 to 2024, a decrease of 17.3% as a result of dispositions that occurred during 2023 and 2024, reflecting the Company’s strategic balancing of maximizing farm revenue while realizing for stockholders the benefit of selling appreciated farmland;
●	reduced total operating expenses by approximately $5.9 million, a 15.0% decrease compared to the same period in 2023; and
●	declared a one-time special dividend of $1.15 per share of common stock and Class A Common OP Unit in December 2024 which was paid in January 2025.

Subsequent to December 31, 2024, the Company:

●	completed one farm disposition in the West Coast region for $4.1 million in aggregate consideration, including $2.1 million in seller financing;
●	made principal repayments on MetLife Term Loan #9 of $2.0 million;
●	issued two additional loans under the FPI Loan Program with an aggregate principal amount of $3.1 million to third-party farmers (both tenant and non-tenant) and landowners. Total principal repayments on the FPI Loan Program subsequent to December 31, 2024 were $2.0 million; and
●	repurchased 63,023 shares of its common stock at a weighted average price of $11.74 per share.

CEO Comments

Luca Fabbri, President and Chief Executive Officer, commented: “2024 was a very strong year for FPI, as we successfully executed on our strategies to reduce overhead, enhance operational efficiencies, and selectively dispose of assets. Proceeds from the properties we sold in 2024 allowed us to reduce leverage in a period of elevated interest rates and repurchase stock at what we believe to be a significant discount to fair value. The gains from these dispositions highlight the appreciation of our high-quality assets and our ability to create stockholder value. As a result, we were pleased to return a portion of these gains through a special dividend, reinforcing our ongoing commitment to delivering value.”

Financial and Operating Results

●	The table below shows financial and operating results for the years ended December 31, 2024 and 2023.

(in thousands)	For the years ended December 31,
Financial Results:	2024	2023	Change
Net Income	$61,450	$31,681	94.0%
Net income available to common stockholders ⁽¹⁾	$1.19	$0.55	116.4%
AFFO (2)	$14,074	$8,140	72.9%
AFFO per weighted average common share	$0.29	$0.16	81.3%
Adjusted EBITDAre (2)	$35,882	$33,403	7.4%

Operating Results:
Total Operating Revenues	$58,226	$57,466	1.3%
Net Operating Income (NOI)	$46,921	$44,052	6.5%

NM = Not Meaningful

(1)	Basic net income per share available to common stockholders. See “Note 9—Stockholders’ Equity and Non-controlling Interests” in the Annual Report on Form 10-K for the year ended December 31, 2024, when filed, for more information.
(2)	The year ended December 31, 2024 includes approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement and excludes approximately $1.4 million of severance expense.

●	See “Non-GAAP Financial Measures” below for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the year ended December 31, 2024, the Company acquired four properties for total consideration of $17.9 million.
●	During the year ended December 31, 2024, the Company completed 54 property dispositions for approximately $312.0 million in aggregate consideration and total gain on sale of $54.1 million. This gain includes $2.1 million in connection with dispositions of certain properties with seller financing sold in 2023, whereby the gain was deferred until the Company collected the seller financing in 2024.

Balance Sheet

●	The Company had total debt outstanding of approximately $204.6 million at December 31, 2024 compared to total debt outstanding of approximately $363.1 million at December 31, 2023.
●	At December 31, 2024, the Company had access to liquidity of $245.8 million, consisting of $78.4 million in cash and $167.4 million in undrawn availability under its credit facilities, compared to liquidity of $206.6 million, consisting of cash of $5.5 million and $201.1 million in undrawn availability under its credit facilities at December 31, 2023.
●	As of February 14, 2025, the Company had 47,097,743 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

On February 18, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and Class A Common OP unit.  The dividends are payable on April 15, 2025 to stockholders and common unit holders of record as of April 1, 2025.

2025 Earnings Guidance and Supplemental Package

For 2025 earnings guidance, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on February 20, 2025, at 11:00 a.m. (U.S. Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed live over the phone by dialing 1-800-715-9871 and using the conference ID 4868033. The conference call will also be available via a live listen-only webcast that can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until March 2, 2025, which can be accessed by dialing 1-800-770-2030 and using the playback ID 4868033. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers (both tenant and non-tenant) and landowners secured by farm real estate and/or other agricultural related assets. As of December 31, 2024, the Company owned and/or managed approximately 141,800 acres of farmland in 16 states, including Arkansas, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Ohio, South Carolina, Texas and West Virginia. In addition, the Company owns land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014. Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance, and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: market factors and other considerations that could result in the Company deciding not to declare and pay a special dividend or to declare and pay a special dividend that is less than stockholders anticipate; the ongoing war in Ukraine and the ongoing conflicts in the Middle East and their impacts on the world agriculture market, world food supply, the farm economy generally, and our tenants’ businesses; changes in trade policies in the United States and other countries that import agricultural products from the United States; high inflation and elevated interest rates; the onset of an economic recession in the United States and other countries that impact the farm economy; extreme weather events, such as droughts, tornadoes, hurricanes, wildfires or floods; the impact of future public health crises on our business and on the economy and capital markets generally; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the outcomes of ongoing litigation; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2024 and 2023

(in thousands)

	December 31,	December 31,
	2024	2023
ASSETS
Land, at cost	$645,592	$869,848
Grain facilities	7,714	12,222
Groundwater	11,033	11,472
Irrigation improvements	28,890	41,988
Drainage improvements	8,243	10,315
Permanent plantings	42,461	39,620
Other	3,983	4,696
Construction in progress	1,484	4,453
Real estate, at cost	749,400	994,614
Less accumulated depreciation	(31,557)	(33,083)
Total real estate, net	717,843	961,531
Deposits	—	426
Cash and cash equivalents	78,441	5,489
Assets held for sale	61	28
Loans and financing receivables, net	55,305	31,020
Right of use asset	194	399
Accounts receivable, net	3,199	7,743
Derivative asset	498	1,707
Inventory	2,659	2,335
Equity method investments	4,101	4,136
Intangible assets, net	1,374	2,035
Goodwill	2,706	2,706
Prepaid and other assets	2,179	2,447
TOTAL ASSETS	$868,560	$1,022,002

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$203,683	$360,859
Lease liability	194	399
Dividends payable	57,253	13,286
Accrued interest	3,062	4,747
Accrued property taxes	1,650	1,898
Deferred revenue	65	2,149
Accrued expenses	6,096	7,854
Total liabilities	272,003	391,192

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	101,970	101,970

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 45,931,827 shares issued and outstanding at December 31, 2024, and 48,002,716 shares issued and outstanding at December 31, 2023	459	482
Additional paid in capital	551,994	577,237
Retained earnings	88,352	31,411
Cumulative dividends	(160,406)	(95,939)
Other comprehensive income	1,512	2,691
Non-controlling interests in operating partnership	12,676	12,958
Total equity	494,587	528,840

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$868,560	$1,022,002

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Years Ended December 31, 2024 and 2023

(in thousands except per share amounts)

	For the Years Ended
	December 31,
	2024	2023
OPERATING REVENUES:
Rental income	$47,119	$49,185
Crop sales	5,027	2,257
Other revenue	6,080	6,024
Total operating revenues	58,226	57,466

OPERATING EXPENSES
Depreciation, depletion and amortization	5,588	7,499
Property operating expenses	7,368	8,660
Cost of goods sold	3,937	4,754
Acquisition and due diligence costs	28	17
General and administrative expenses	14,071	11,274
Legal and accounting	1,654	1,279
Impairment of assets	790	5,840
Other operating expenses	103	144
Total operating expenses	33,539	39,467

OTHER (INCOME) EXPENSE:
Other (income)	(123)	(39)
(Income) from equity method investment	(125)	(1)
(Gain) on disposition of assets, net	(54,148)	(36,133)
(Income) from forfeited deposits	(1,205)	—
Interest expense	18,854	22,657
Total other (income)	(36,747)	(13,516)

Net income before income tax benefit	61,434	31,515

Income tax benefit	(16)	(166)

NET INCOME	61,450	31,681

Net (income) attributable to non-controlling interests in operating partnership	(1,539)	(768)

Net income attributable to the Company	59,911	30,913

Dividend equivalent rights allocated to performance-based unvested restricted shares	(53)	—
Nonforfeitable distributions allocated to time-based unvested restricted shares	(460)	(157)
Distributions on Series A Preferred Units	(2,970)	(2,970)

Net income available to common stockholders of Farmland Partners Inc.	$56,428	$27,786

Basic and diluted per common share data:
Basic net income available to common stockholders	$1.19	$0.55
Diluted net income available to common stockholders	$1.06	$0.53
Basic weighted average common shares outstanding	47,546	50,243
Diluted weighted average common shares outstanding	55,987	58,292
Dividends declared per common share - regular and special	$1.39	$0.45

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2024 and 2023

	For the years ended December 31,
(in thousands except per share amounts)	2024	2023
Net income	$61,450	$31,681
(Gain) on disposition of assets, net	(54,148)	(36,133)
Depreciation, depletion and amortization	5,588	7,499
Impairment of assets	790	5,840
FFO (1)	$13,680	$8,887

Stock-based compensation and incentive	1,963	2,008
Deferred impact of interest rate swap terminations	—	198
Real estate related acquisition and due diligence costs	28	17
Distributions on Preferred units and stock	(2,970)	(2,970)
Severance expense	1,373	—
AFFO (1)	$14,074	$8,140

AFFO per diluted weighted average share data:

AFFO weighted average common shares	49,127	51,810

Net income available to common stockholders of Farmland Partners Inc.	$1.19	$0.55
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.07	0.08
Depreciation, depletion and amortization	0.11	0.14
Impairment of assets	0.02	0.11
Stock-based compensation and incentive	0.04	0.04
(Gain) on disposition of assets, net	(1.10)	(0.70)
Distributions on Preferred units and stock	(0.07)	(0.06)
Severance expense	0.03	0.00
AFFO per diluted weighted average share (1)	$0.29	$0.16

	For the years ended December 31,
(in thousands)	2024	2023
Net income	$61,450	$31,681
Interest expense	18,854	22,657
Income tax benefit	(16)	(166)
Depreciation, depletion and amortization	5,588	7,499
Impairment of assets	790	5,840
(Gain) on disposition of assets, net	(54,148)	(36,133)
EBITDAre (1)	$32,518	$31,378

Stock-based compensation and incentive	1,963	2,008
Real estate related acquisition and due diligence costs	28	17
Severance expense	1,373	—
Adjusted EBITDAre (1)	$35,882	$33,403

(1)	The year ended December 31, 2024 includes approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement and excludes approximately $1.4 million of severance expense.

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Years Ended December 31, 2024 and 2023

	For the years ended December 31,
($ in thousands)	2024	2023
OPERATING REVENUES:
Rental income	$47,119	$49,185
Crop sales	5,027	2,257
Other revenue	6,080	6,024
Total operating revenues	58,226	57,466

Property operating expenses	7,368	8,660
Cost of goods sold	3,937	4,754
NOI	46,921	44,052

Depreciation, depletion and amortization	5,588	7,499
Acquisition and due diligence costs	28	17
General and administrative expenses	14,071	11,274
Legal and accounting	1,654	1,279
Impairment of assets	790	5,840
Other operating expenses	103	144
Other (income)	(123)	(39)
(Income) from equity method investment	(125)	(1)
(Gain) on disposition of assets, net	(54,148)	(36,133)
(Income) from forfeited deposits	(1,205)	—
Interest expense	18,854	22,657
Income tax benefit	(16)	(166)
NET INCOME	$61,450	$31,681

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures to be useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms in exactly the same way as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit. Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), impairment write-downs of depreciated property, and adjustments associated with impairment write-downs for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, distributions on the Company’s preferred units and severance expense.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of Nareit’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by Nareit in its September 2017 White Paper. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive, real estate related acquisition and due diligence costs and severance expense that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with Nareit’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.